Meridian Bioscience, Inc.
Exhibit 32
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of Meridian Bioscience, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2010 (the “Report”), the undersigned officers of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John A. Kraeutler John A. Kraeutler
Chief Executive Officer
May 7, 2010

/s/ Melissa Lueke Melissa Lueke
Executive Vice President and
Chief Financial Officer
May 7, 2010